Exhibit 99.1

Education Funding Capital Trust - I

Statements to Noteholders

September 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:	September 30, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	65,916.67	—
Series 2002A-2	—	63,298.08	—
Series 2002A-3	—	64,166.67	—
Series 2002A-4	—	60,116.00	—
Series 2002A-5	—	55,133.17	—
Series 2002A-6	—	57,493.33	—
Series 2002A-7	—	58,520.00	—
Series 2002A-8	10,000,000.00	60,822.22	—
Series 2002A-9	—	69,160.00	—
Series 2002A-10	—	42,843.31	—
Series 2002A-11	—	64,158.89	—
Series 2002A-12	—	59,570.00	—
Series 2002A-13	—	67,340.00	—
Series 2002B-1	—	32,763.89	—
Series 2002B-2	—	31,111.11	—

	10,000,000.00	852,413.34	—

Information on Each Series of Notes as of:	September 30, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.14%	—
Series 2002A-2	73,650,000.00	1.15%	—
Series 2002A-3	75,000,000.00	1.14%	—
Series 2002A-4	67,800,000.00	1.16%	—
Series 2002A-5	64,500,000.00	1.12%	—
Series 2002A-6	66,000,000.00	1.13%	—
Series 2002A-7	66,000,000.00	1.13%	—
Series 2002A-8	58,000,000.00	1.10%	—
Series 2002A-9	78,000,000.00	1.17%	—
Series 2002A-10	49,850,000.00	1.15%	—
Series 2002A-11	73,000,000.00	1.13%	—
Series 2002A-12	69,000,000.00	1.12%	—
Series 2002A-13	78,000,000.00	1.10%	—
Series 2002B-1	33,700,000.00	1.20%	—
Series 2002B-2	32,000,000.00	1.20%	—

	959,500,000.00		—

Education Funding Capital Trust - I

Statements to Noteholders

September 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:	September 30, 2003

Principal Balance of Financed Student Loans	899,288,414.86
Accrued Interest on Financed Student Loans	7,868,248.00
Cash and Investment Balance	39,764,797.88
Accrued Interest on Cash and Investments	29,377.31

946,950,838.05

Accrued Interest and Fees with respect to the Notes	593,215.23

Parity Percentage	98.63%

Senior Parity Percentage	105.88%

Rollforward of Indenture Funds during month ended:	September 30, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	4,922,500.00	20,689,869.34
Withdrawals	—	—	—
Deposits		—	—

Ending Balance	—	4,922,500.00	20,689,869.34

Amounts allocated during month ended:	September 30, 2003

Servicing fees	170,593.79
Administration fee	38,037.53
Auction agent fee	7,540.56
Broker dealer fee	188,513.87
Calculation agent fee	—
Trustee fee	—

404,685.75

Activity on Financed Student Loans during month ended:	September 30, 2003

Recoveries of Principal	10,035,719.72

Recoveries of Interest	3,062,879.12

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	572,317.10

Rejected federal reimbursement claims	—

Education Funding Capital Trust - I

Statements to Noteholders

Portfolio Statistics

September 30, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	24,563	642,125,028	71.40%	26,142
Repayment - Delinquent	2,632	71,617,042	7.96%	27,210
Forbearance	1,519	55,620,260	6.18%	36,616
Deferment	4,015	129,926,085	14.45%	32,360

Total Repayment	32,729	899,288,414	100.00%	27,477

Total Portfolio	32,729	899,288,414	100.00%	27,477

Breakdown of Delinquent:
11 - 30 days	1,074	28,782,923	40.19%	26,800
31 - 60 days	644	17,780,149	24.83%	27,609
61 - 90 days	320	9,264,260	12.94%	28,951
91 - 120 days	193	5,075,696	7.09%	26,299
121 - 150 days	103	2,339,446	3.27%	22,713
151 - 180 days	91	2,497,287	3.49%	27,443
181 - 210 days	55	1,386,552	1.94%	25,210
211 - 240 days	27	827,766	1.16%	30,658
241 - 270 days	29	921,201	1.29%	31,766
Over 270 days	49	1,495,297	2.09%	30,516
Claim Filed	47	1,246,464	1.74%	26,521

Total Delinquent	2,632	71,617,042	100.00%	27,210

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	32,729	899,288,414	100.00%	27,477
CEL - Guaranteed	0	0	0.00%	0
CEL - Self Guaranteed	0	0	0.00%	0

Total	32,729	899,288,414	100.00%	27,477

CEL: Consumer Education Loans (non-federally guaranteed loans)